Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS

SECOND QUARTER 2011 RESULTS

Improved Operating and Capital Metrics

Continued Progress on Asset Repositioning Strategy

Core FFO per share of $0.29

(INDIANAPOLIS, July 27, 2011) – Duke Realty Corporation (NYSE: DRE), a leading industrial, suburban and medical office property REIT, today reported results for the second quarter 2011.

“During the second quarter, we continued to make meaningful progress in furthering our strategy as measured by the overall improvement in several of our key operating and capital metrics and continued repositioning of our assets” said Dennis D. Oklak, Chairman and Chief Executive Officer. “Core FFO was $0.29 per share, which was $0.01 per share better than the first quarter of 2011. Total portfolio occupancy increased to 89.3 percent, our highest level since 2005. We completed over 8.1 million square feet of leases during the quarter, many of which were new leases executed to backfill spaces with expiring leases, and we achieved same-property net operating income growth of 1.5% as compared to the twelve months ended June 30, 2010. We are pleased with our results and remain focused on demonstrating continued success in achieving our strategy.”

Quarterly Highlights

•

Core Funds from Operations per diluted share (“Core FFO”) and Funds from Operations per diluted share (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), were each $0.29 for the quarter.

Duke Realty Reports Second Quarter 2011 Results

July 27, 2011

•	Strong operating metrics and performance:

¡	Overall portfolio occupancy of 89.3 percent, and bulk industrial occupancy of 90.6 percent, on June 30, 2011;
¡	8.1 million square feet of leases completed during the quarter;
¡

Same-property net operating income growth of 1.5 percent for the twelve months ended June 30, 2011, and 0.5 percent for the three months ended June 30, 2011, as compared to the periods ended June 30, 2010.

•	Executing on asset and capital strategies:

¡	$116 million of acquisitions during the quarter;
¡	$62 million of dispositions during the quarter;
¡	Cash-on-hand of $117.6 million on June 30, 2011 with no balance outstanding on our line of credit.

Financial Performance

•	Core FFO for the second quarter of both 2011 and 2010 of $0.29 per share. A reconciliation of FFO as defined by NAREIT to Core FFO is included in the financial tables included in this release.

•

Improvement of net loss per diluted share (“EPS”) from a loss of $0.19 for the second quarter of 2010 to a loss of $0.12 for the same quarter in 2011. The improvement in the second quarter of 2011, as compared to the same period in 2010, was primarily attributable to $20.3 million ($0.08 per share) of losses on debt repurchases, and adjustments related to the repurchase of preferred stock, during the second quarter of 2010.

Operating Performance Highlights

•	Increase in overall portfolio occupancy, including projects under development, to 89.3 percent on June 30, 2011, compared to 88.9 percent on March 31, 2011.

•

Occupancy in the bulk distribution portfolio on June 30, 2011 of 90.6 percent, up from 90.2 percent on March 31, 2011. We executed over 4.0 million square feet of new industrial leases during the quarter to more than offset the effects of expected expirations of both temporary and longer-term leases, resulting in the overall increase in occupancy.

•	Improved occupancy in the medical office portfolio to 85.9 percent and maintained steady occupancy in the suburban office portfolio at 85.4 percent.

Duke Realty Reports Second Quarter 2011 Results

July 27, 2011

•

Tenant retention for the quarter of approximately 61 percent. While our tenant retention rate decreased as a result of anticipated lease terminations, we were able to backfill the space with 4.6 million square feet of new leases resulting in the overall increase in occupancy.

•

Same-property net operating income growth was 1.5 percent for the twelve months ended June 30, 2011, and 0.5 percent for the three months ended June 30, 2011, as compared to the periods ended June 30, 2010. This positive same-property performance was driven mainly by increased occupancy and the expiration of free rent periods.

Real Estate Investment Activity

Dispositions

Proceeds from property dispositions totaled $62.5 million during the quarter, including a property built pursuant to a take-out agreement. The dispositions comprised over 1.4 million square feet and were 74 percent leased.

Acquisitions

Consistent with our asset repositioning strategy, during the quarter we acquired $116.4 million of mainly class A industrial buildings in major distribution markets as follows:

•	The final three industrial buildings from our previously announced South Florida portfolio acquisition;

•	A 323,000 square foot industrial building located in Lynwood, CA that was 100 percent leased to a single tenant;

•	A 329,000 square foot industrial building that was 48 percent occupied and located in Savannah, GA within close proximity to the port;

•	A 604,000 square foot industrial building located in Phoenix, AZ that was 54 percent occupied.

Duke Realty Reports Second Quarter 2011 Results

July 27, 2011

Development

Wholly Owned Properties

•

Our wholly-owned development projects under construction on June 30, 2011 consisted of five medical office projects totaling 308,000 square feet and one 1.3 million square foot bulk industrial building. These projects were 94 percent pre-leased in the aggregate.

•

During the quarter, a 300,000 square foot industrial building located in Houston, TX that was 73 percent leased and a 40,000 square foot medical office building located in Atlanta, GA that was 52 percent leased were placed in service.

Joint Venture Properties

•

One joint venture development project in Phoenix, AZ was started during the quarter. The project is a 405,000 square foot expansion of an existing industrial building that was 100 percent leased to a single tenant.

•	During the quarter, the 406,000 square foot industrial building expansion located in Indianapolis, IN was placed into service. The asset was 100 percent leased.

2011 Earnings Guidance

We reaffirmed Core FFO guidance for 2011 of $1.06 to $1.18.

Duke Realty Reports Second Quarter 2011 Results

July 27, 2011

Dividends Declared

Our board of directors declared a quarterly cash dividend on our common stock of $0.17 per share, or $0.68 per share on an annualized basis. The second quarter dividend will be payable August 31, 2011 to shareholders of record on August 17, 2011.

The board also declared the following dividends on our outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date

Series J	DREPRJ	$0.414063	August 17, 2011	August 31, 2011

Series K	DREPRK	$0.406250	August 17, 2011	August 31, 2011

Series L	DREPRL	$0.412500	August 17, 2011	August 31, 2011

Series M	DREPRM	$0.434375	September 16, 2011	September 30, 2011

Series O	DREPRO	$0.523438	September 16, 2011	September 30, 2011

Information Regarding FFO

The company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”)), plus real estate-related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO is an operating measure and should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO neither represents a measure of liquidity, nor is it indicative of funds available for the company’s cash needs, including its ability to make cash distributions to shareholders. A reconciliation of net income and net income per share, as defined by GAAP, to FFO, as defined by NAREIT, is included in the financial tables accompanying this release.

For information purposes, the company also provides FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time (“Core FFO”). The adjustments include impairment charges, tax expenses or benefit related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as “other income tax

Duke Realty Reports Second Quarter 2011 Results

July 27, 2011

items”), gains (losses) on debt transactions, adjustments on the repurchase of preferred stock and gains (losses) on and related costs of acquisitions. Although the calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance. A reconciliation of FFO as defined by NAREIT to Core FFO is included in the financial tables accompanying this release.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 141 million rentable square feet of industrial and office assets, including medical office, in 18 major U.S. cities. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Second Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, July 28, 2011, at 3:00 p.m. EDT to discuss its second quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s Web site.

A copy of the company’s supplemental information will be available by 6:00 p.m. EDT today through the Investor Relations section of the company’s website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) increases in

Duke Realty Reports Second Quarter 2011 Results

July 27, 2011

operating costs; (x) changes in the dividend policy for the company’s common stock; (xi) the reduction in the company’s income in the event of multiple lease terminations by tenants; and (xii) impairment charges. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2010. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Media:

Jim Bremner

317.808.6920

jim.bremner@dukerealty.com

Investors:

Christie Kelly

317.808.6065

christie.kelly@dukerealty.com

Duke Realty Corporation

Statement of Operations

June 30, 2011

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Rental and related revenue	$227,708	$205,588	$467,744	$417,084
General contractor and service fee revenue	135,362	168,398	281,909	282,039

	363,070	373,986	749,653	699,123

Expenses:
Rental expenses	47,153	45,446	103,939	96,575
Real estate taxes	33,647	27,489	68,591	55,915
General contractor and other services expenses	122,969	160,617	258,633	267,779
Depreciation and amortization	100,058	78,956	194,743	159,481

	303,827	312,508	625,906	579,750

Other operating activities
Equity in earnings of unconsolidated companies	1,713	2,016	2,786	6,945
Gain on sale of properties	493	4,973	68,348	7,042
Undeveloped land carrying costs	(2,453)	(2,542)	(4,762)	(4,793)
Impairment charges	–	(7,974)	–	(7,974)
Other operating expenses	(26)	(145)	(111)	(422)
General and administrative expense	(8,541)	(9,151)	(19,738)	(22,695)

	(8,814)	(12,823)	46,523	(21,897)

Operating income	50,429	48,655	170,270	97,476

Other income (expense)
Interest and other income, net	284	204	371	355
Interest expense	(66,846)	(58,044)	(132,950)	(114,300)
Loss on debt transactions	–	(15,773)	–	(16,127)
Acquisition costs	(594)	–	(1,183)	–

Income (loss) from continuing operations before income taxes	(16,727)	(24,958)	36,508	(32,596)

Discontinued operations:
Income before gain on sales	157	1,240	107	1,748
Gain on sale of depreciable properties	2,712	3,078	14,316	12,856

Income from discontinued operations	2,869	4,318	14,423	14,604

Net income (loss)	(13,858)	(20,640)	50,931	(17,992)
Dividends on preferred shares	(15,974)	(18,363)	(31,948)	(36,726)
Loss on repurchase of preferred shares	–	(4,492)	(163)	(4,492)
Net (income) loss attributable to noncontrolling interests	790	1,104	(293)	1,555

Net income (loss) attributable to common shareholders	($29,042)	($42,391)	$18,527	($57,655)

Basic net income (loss) per common share:
Continuing operations attributable to common shareholders	($0.13)	($0.21)	$0.01	($0.32)
Discontinued operations attributable to common shareholders	$0.01	$0.02	$0.06	$0.06

Total	($0.12)	($0.19)	$0.07	($0.26)

Diluted net income (loss) per common share:
Continuing operations attributable to common shareholders	($0.13)	($0.21)	$0.01	($0.32)
Discontinued operations attributable to common shareholders	$0.01	$0.02	$0.06	$0.06

Total	($0.12)	($0.19)	$0.07	($0.26)

Duke Realty Corporation

Statement of Funds From Operations

June 30, 2011

(In thousands, except per share amounts)

	Three Months Ended June 30, (Unaudited)
	2011			2010
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Loss Attributable to Common Shares	($29,042)			($42,391)
Less: Dividends on share based awards expected to vest	(806)			(505)

Net Loss Per Common Share- Basic	(29,848)	252,640	($0.12)	(42,896)	227,082	($0.19)
Add back:
Noncontrolling interest in earnings of unitholders	–			–
Other potentially dilutive securities

Net Loss Per Common Share- Diluted	($29,848)	252,640	($0.12)	($42,896)	227,082	($0.19)

Reconciliation to Funds From Operations ("FFO")
Net Loss Attributable to Common Shares	($29,042)	252,640		($42,391)	227,082
Adjustments:
Depreciation and amortization	100,113			82,005
Company share of joint venture depreciation and amortization	8,639			10,372
Earnings from depreciable property sales-wholly owned, discontinued operations	(2,712)			(3,078)
Earnings from depreciable property sales-wholly owned, continuing operations	(493)			(4,973)
Earnings from depreciable property sales-JV	–			(4)
Noncontrolling interest share of adjustments	(2,802)			(2,315)

Funds From Operations- Basic	73,703	252,640	$0.29	39,616	227,082	$0.17
Noncontrolling interest in loss of unitholders	(706)	7,209		(1,212)	6,404
Noncontrolling interest share of adjustments	2,802			2,315
Other potentially dilutive securities		3,364			2,615

Funds From Operations- Diluted	$75,799	263,213	$0.29	$40,719	236,101	$0.17
Loss on debt transactions	–			15,773
Adjustments for repurchase of preferred shares	–			4,492
Impairment charges and acquisition costs	594			7,974

Core Funds From Operations- Diluted	$76,393	263,213	$0.29	$68,958	236,101	$0.29

	Six Months Ended June 30, (Unaudited)
	2011			2010
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Income (Loss) Attributable to Common Shares	$18,527			($57,655)
Less: Dividends on share based awards expected to vest	(1,605)			(1,005)

Net Income (Loss) Per Common Share- Basic	16,922	252,524	$0.07	(58,660)	225,625	($0.26)
Add back:
Noncontrolling interest in earnings of unitholders	499	6,798		–	–
Other potentially dilutive securities		68			–

Net Income (Loss) Per Common Share- Diluted	$17,421	259,390	$0.07	($58,660)	225,625	($0.26)

Reconciliation to Funds From Operations ("FFO")
Net Income (Loss) Attributable to Common Shares	$18,527	252,524		($57,655)	225,625
Adjustments:
Depreciation and amortization	195,094			166,173
Company share of joint venture depreciation and amortization	16,267			19,935
Earnings from depreciable property sales-wholly owned, discontinued operations	(14,316)			(12,856)
Earnings from depreciable property sales-wholly owned, continuing operations	(68,348)			(7,042)
Earnings from depreciable property sales-JV	(91)			(2,308)
Noncontrolling interest share of adjustments	(3,371)			(4,593)

Funds From Operations- Basic	143,762	252,524	$0.57	101,654	225,625	$0.45
Noncontrolling interest in income (loss) of unitholders	499	6,798		(1,661)	6,505
Noncontrolling interest share of adjustments	3,371			4,593
Other potentially dilutive securities		3,276			2,552

Funds From Operations- Diluted	$147,632	262,598	$0.56	$104,586	234,682	$0.45
Loss on debt transactions	–			16,127
Adjustments for repurchase of preferred shares	163			4,492
Impairment charges and acquisition costs	1,183			7,974

Core Funds From Operations- Diluted	$148,978	262,598	$0.57	$133,179	234,682	$0.57

Duke Realty Corporation

Balance Sheet

June 30, 2011

(In thousands, except per share amounts)

	June 30, 2011	December 31, 2010
ASSETS:

Rental Property	$6,802,628	$7,032,889
Less: Accumulated Depreciation	(1,381,919)	(1,406,437)
Construction in Progress	70,424	61,776
Undeveloped Land	617,470	625,353

Net Real Estate Investments	6,108,603	6,313,581

Cash	117,645	18,384
Accounts Receivable	24,741	23,478
Straight-line Rents Receivable	136,171	135,294
Receivables on Construction Contracts	48,263	7,564
Investments in and Advances to Unconsolidated Companies	365,323	367,445
Deferred Financing Costs, Net	42,223	46,320
Deferred Leasing and Other Costs, Net	497,174	545,787
Escrow Deposits and Other Assets	186,942	186,423

Total Assets	$7,527,085	$7,644,276

LIABILITIES AND SHAREHOLDERS' EQUITY:

Secured Debt	$1,187,044	$1,065,628
Unsecured Notes	2,906,154	2,948,405
Unsecured Lines of Credit	18,329	193,046
Construction Payables and Amounts due Subcontractors	67,757	44,892
Accrued Real Estate Taxes	102,695	91,502
Accrued Interest	62,046	62,407
Accrued Expenses	38,561	63,175
Other Liabilities	136,336	130,711
Tenant Security Deposits and Prepaid Rents	53,391	54,607

Total Liabilities	4,572,313	4,654,373

Preferred Stock	902,540	904,540
Common Stock and Additional Paid-in Capital	3,585,500	3,576,242
Accumulated Other Comprehensive Income (Loss)	56	(1,432)
Distributions in Excess of Net Income	(1,602,634)	(1,533,740)

Total Shareholders' Equity	2,885,462	2,945,610

Non-controlling Interest	69,310	44,293

Total Liabilities and Equity	$7,527,085	$7,644,276